Exhibit 99
PRESS RELEASE
For Release January 25, 2008
Contact: Investor Relations
              (888) 343-8147
Website: www.bankmbank.com
Mackinac Financial Corporation Announces
Significant Increase in Net Income for 2007
(Manistique, Michigan) – Mackinac Financial Corporation (Nasdaq: MFNC), the holding company for mBank, has reported net income of $10.163 million, or $2.96 per share, for the year ended December 31, 2007, compared to a net income of $1.716 million, or $.50 per share, for 2006. Weighted average shares outstanding amounted to 3,428,695 in both years.
The results for 2007 include the recognition of a $7.500 million deferred tax benefit for NOL and tax credit carryforwards and $.470 million of proceeds from the settlement of a lawsuit against the Corporation’s former accountants.
The 2006 operations include a $600,000 negative provision recorded in the first quarter in recognition of improved credit quality, a $261,000 negative provision recorded in the fourth quarter to recognize a specific reserve reduction on a loan payoff, and a $500,000 deferred tax benefit recorded in the third quarter in recognition of a portion of NOL and tax credit carryforwards. The 2006 results also include $550,000 of expenses incurred to pursue legal action against the Corporation’s former accountants.
Excluding these items in both years would have resulted in net profit of $2.193 million, or $.64 per share, in 2007 versus $.907 million, or $.27 per share, in 2006.
Paul Tobias, Chairman and Chief Executive Officer, commented, “In 2007, the Corporation continued to make progress generating core earnings in an increasingly difficult banking environment. While we are pleased with our loan growth and credit quality, we are not yet satisfied with our level of earnings, and we intend to improve our performance in 2008, even with the headwind from a difficult credit market and margin pressure from Federal Reserve rate reductions. We are proud of the fact that we have demonstrated a sufficient level of core earnings to provide the basis for recognition of the deferred tax benefit related to NOL and tax credit carry-forwards. The loan and core deposit growth in 2007 provides the foundation in which to increase our profitability in future periods. In 2008, our plan will be to emphasize core deposit growth and our deposit mix. We have asked our team to focus on deposit and relationship growth first and foremost. While our Upper Peninsula market remains stable, our Traverse City and Southeastern Michigan markets are experiencing very difficult times in the real estate and manufacturing sectors. While the geographic diversity of our banking markets gives us the flexibility to avoid troubled sectors, aggressive loan growth goals would not be prudent.”
Total assets of the Corporation at December 31, 2007, were $408.880 million, an increase of $26.089 million, or 6.8% from total assets of $382.791 million reported at December 31, 2006.
During 2007, the Corporation’s loans stood at $355.079 million, an increase of $32.498 million, or 10.1%, from 2006 year-end balances of $322.581 million. Total loan originations in 2007 amounted to $114 million, while we experienced significant reductions from loan amortization and principal payoffs of $79.3 million. A good portion of these payoffs pertained to loan relationships that no longer met our pricing or credit standards.
Tobias stated, “During the year, we continued to be successful in originating high quality loan relationships. Loan growth in 2007 builds on prior growth during 2006 of $82.810 million and $35.939 million in 2005.”
Asset quality remains relatively strong. Nonperforming loans totaled $4.008 million, or 1.13% of total loans at December 31, 2007. Nonperforming assets at December 31, 2007, were $5.234 million, 1.28% of total assets, compared to $2.965 million or .77% of total assets at December 31, 2006. Tobias added, “During our loan portfolio expansion, we have been diligent in our credit administration and have continued to focus on credit quality. The recent economic issues of Michigan and the U.S. economy concerns in total have reinforced our thinking relative to the level of risk we will accept for new loans. We also believe in early recognition of problem credits to minimize loss, especially during times of economic uncertainty. Our level of nonperforming assets is well below most of our peers, and we are proud of our credit quality, yet we remain concerned with the ongoing costs associated with any level of nonperforming assets.” Included in the total nonperforming loans are pre-recapitalization loans amounting to $2.036 million, with specific reserves totaling $.741 million and an SBA guaranty amounting to $.688 million. A schedule depicting our nonperforming assets and associated reserve levels is included in the appended information.
“In 2008, we will begin to provide for loan losses for new loan growth and to replenish the reserve for charge-off activity. While further deterioration in the economy will impact our portfolio and the required level of our loan loss reserve, we intend to stay ahead of our potential problems and do not anticipate significant deviance from our plan,” Tobias concluded.
Total deposits grew from $312.421 million at December 31, 2006, to $320.827 million at December 31, 2007, an increase of 2.7%. In the fourth quarter of 2007, we consummated the sale of our Ripley branch office with $9.3 million in deposits. This branch office sale was in line with the overall strategic plan of the Corporation to focus on markets with higher growth potential. Excluding the Ripley branch deposits sold, deposits grew by $17.706 million, of which $9.5 million consisted of brokered deposits. Core deposit growth for 2007 peaked in August at $26 million, before shrinking in the fourth quarter. We believe a significant portion of the fourth quarter runoff was seasonal and due to customers using more of their cash to support their operations and we anticipate subsequent deposit inflows on a seasonal basis from these established accounts. Another portion of the deposit runoff was due to our unwillingness to pay “higher than wholesale” CD deposit rates in our local markets.
Since the recapitalization, we have been successful in growing core deposits, as evidenced by the increase in customer deposit balances of $68 million in that time period.
Net interest income for the year ended December 31, 2007, was $13.417 million compared to $11.593 million for the year ended December 31, 2006, an increase of $1.824 million. The margin percentage for 2007 was 3.60% compared to 3.51% in 2006 and 3.64% in 2005. During the later months of 2007, the prime rate decreased from 8.25% to 7.25%, which created margin pressure since a majority of the commercial loan portfolio repriced downwards with each prime rate change. We experienced additional margin pressure from higher relative rates on brokered deposits, which did not reprice in line with prime rate reductions, due to the overall market liquidity crisis. Tobias commented, “We will continue to focus our efforts on growing transactional accounts. We will be implementing appropriate incentives in 2008 to help reward the individuals that grow low cost deposits.”
“Operating expenses continue to be a focus of management and our challenge is to balance the skills and talents of our management team with our asset base. While our efficiency ratio has improved, we understand that we need to continue to drive it lower. We continue to take cost out of our operation as we work on growing our net interest margin,” according to Tobias. Excluding extraordinary items, noninterest expense totaled $12.1 million in 2007 compared to $11.6 million in 2006 and $13.9 million in 2005.
Shareholders’ equity totaled $39.321 million at December 31, 2007, compared to $28.790 million at the end of 2006, an increase of $10.531 million. This increase reflects consolidated net income of $10.163 million, the capital contribution impact of stock options and also the increase in equity due to the increase in the market value of held-for-sale investments, which amounted to $.247 million. The book value per share at December 31, 2007, amounted to $11.47 compared to $8.40 at the end of 2006.

Tobias stated, “The 2007 year-end equity now reflects the Corporation’s value of the deferred tax benefit pertaining to the Corporation’s NOL and tax credit carry-forwards which were recognized through income.”
Tobias concluded, “We will continue to work hard in 2008 to build core earnings and shareholder value. We are proud of the progress to date but are impatient for our progress to create a higher level of earnings and shareholder value. Mindful of the risks in our markets, we will remain focused on the fundamentals of community banking, and at the same time, attempt to broaden our stock ownership by explaining our unique story to a large audience. Management team members and our Board members are committed to increasing their individual ownership position by acquiring additional shares.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $400 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Years Ended December 31,
(Dollars in thousands,except per share data)	2007	2006
	(Unaudited)	(Audited)
Selected Financial Condition Data (at end of period):
Total assets	$408,880	$382,791
Total loans	355,079	322,581
Total deposits	320,827	312,421
Borrowings and subordinated debentures	45,949	38,307
Total shareholders’ equity	39,321	28,790

Selected Statements of Income Data:
Net interest income	$13,417	$11,593
Income before taxes	2,923	1,216
Net income	10,163	1,716
Income per common share — Basic	2.96	.50
Income per common share — Diluted	2.96	.50

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.60%	3.51%
Efficiency ratio	79.46	93.95
Return on average assets	2.59	.49
Return on average equity	31.05	6.19

Average total assets	$392,313	$347,927
Average total shareholders’ equity	32,731	27,744
Average loans to average deposits ratio	104.94%	99.77%

Common Share Data at end of period:
Market price per common share	$8.98	$11.50
Book value per common share	$11.47	$8.40
Common shares outstanding	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695

Other Data at end of period:
Allowance for loan losses	$4,146	$5,006
Non-performing assets	$5,234	$2,965
Allowance for loan losses to total loans	1.17%	1.55%
Non-performing assets to total assets	1.28%	.77%
Number of:
Branch locations	12	13

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
(Dollars in thousands, except per share data)	2007	2006
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$6,196	$4,865
Federal funds sold	166	5,841

Cash and cash equivalents	6,362	10,706

Interest-bearing deposits in other financial institutions	1,810	856
Securities available for sale	21,597	32,769
Federal Home Loan Bank stock	3,794	3,794

Loans:
Commercial	288,839	255,780
Mortgage	62,703	63,960
Installment	3,537	2,841

Total loans	355,079	322,581
Allowance for loan losses	(4,146)	(5,006)

Net loans	350,933	317,575

Premises and equipment	11,609	12,453
Other real estate held for sale	1,226	26
Other assets	11,549	4,612

TOTAL ASSETS	$408,880	$382,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$25,557	$23,471
Interest-bearing deposits
NOW and Money Market	81,160	73,188
Savings	12,485	13,365
CDs <$100,000	80,607	89,585
CDs >$100,000	22,355	23,645
Brokered	98,663	89,167

Total deposits	320,827	312,421

Borrowings
Short-term	7,710
Long-term	38,239	38,307
Other liabilities	2,783	3,273

Total liabilities	369,559	354,001

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding	—	—
Common stock and additional paid in capital — No par value
Authorized — 18,000,000 shares
Issued and outstanding — 3,428,695 shares	42,841	42,722
Retained earnings	(3,580)	(13,745)
Accumulated other comprehensive income (loss)	60	(187)

Total shareholders’ equity	39,321	28,790

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$408,880	$382,791

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)	For The Years Ended December 31,
	2007	2006	2005
	(Unaudited)	(Audited)	(Audited)
Interest income:
Interest and fees on loans:
Taxable	$26,340	$21,239	$13,862
Tax-exempt	533	753	928
Interest on securities:
Taxable	1,100	1,186	1,455
Tax-exempt	—	87	167
Other interest income	722	787	564

Total interest income	28,695	24,052	16,976

Interest expense:
Deposits	13,224	10,575	5,259
Borrowings	2,054	1,884	1,937

Total interest expense	15,278	12,459	7,196

Net interest income	13,417	11,593	9,780
Provision for loan losses	400	(861)	—

Net interest income after provision for loan losses	13,017	12,454	9,780

Other income
Service fees	688	547	586
Net gains on sale of secondary market loans	498	197	49
Proceeds from settlement of lawsuit	470	—	—
Other	350	239	476

Total other income	2,006	983	1,111

Other expenses:
Salaries and employee benefits	6,757	6,132	6,090
Occupancy	1,272	1,264	1,053
Furniture and equipment	678	631	560
Data processing	785	691	1,720
Accounting, legal and consulting fees	532	1,425	886
Loan and deposit	285	392	852
Telephone	228	210	271
Advertising	370	346	814
Penalty on prepayment of FHLB borrowings	—	—	4,320
Other	1,193	1,130	1,689

Total other expenses	12,100	12,221	18,255

Income (loss) before provision for income taxes	2,923	1,216	(7,364)
Provision for (benefit of) income taxes	(7,240)	(500)	—

Net income (loss)	$10,163	$1,716	$(7,364)

Income (loss) per common share:
Basic	$2.96	$.50	$(2.15)

Diluted	$2.96	$.50	$(2.15)

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	December 31,
	2007	2006
Commercial Loans
Real estate — operators of nonresidential buildings	$41,597	$44,308
Hospitality and tourism	37,604	30,826
Real estate agents and managers	29,571	25,071
New car dealers	10,569	10,086
Other	130,546	115,426

Total Commercial Loans	249,887	225,717

1-4 family residential real estate	57,613	58,014
Consumer	3,537	2,841
Construction
Consumer	5,090	5,946
Commercial	38,952	30,063

Total Loans	$355,079	$322,581

Credit Quality (at end of period):

	December 31,
	2007	2006
Nonperforming Assets
Nonaccrual loans (1)	$3,298	$2,899
Loans past due 90 days or more	710	40

Total nonperforming loans	4,008	2,939
Other real estate owned (2)	1,226	26

Total nonperforming assets	$5,234	$2,965

Nonperforming loans as a % of loans	1.13%	.91%

Nonperforming assets as a % of assets	1.28%	.77%

Reserve for Loan Losses:
At period end	$4,146	$5,006

As a % of loans	1.17%	1.55%

As a % of nonperforming loans	103.42%	170.33%

As a % of nonaccrual loans	125.71%	172.68%

Charge-off Information:
Average loans	$333,415	$278,953

Net charge-offs	$1,261	$241

Charge-offs as a % of average loans	.38%	.09%

(1)	Nonaccrual loans at December 31, 2007, include loans totaling $2.036 million with specific reserves of $.741 million that were originated before the recapitalization. Nonaccrual loans originated after the recapitalization total $1.262 million and have specific reserves of $.478 million.

(2)	Most recently appraised at $1.533 million

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY

	QUARTER ENDED
	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2007	2007	2007	2007	2006
BALANCE SHEET (Dollars in thousands)

Total loans	$355,079	$344,149	$338,896	$318,421	$322,581
Allowance for loan losses	(4,146)	(5,022)	(4,920)	(4,975)	(5,006)

Total loans, net	350,933	339,127	333,976	313,446	317,575
Intangible assets	124	143	163	182	205
Total assets	408,880	401,213	393,319	375,644	382,791
Core deposits	199,809	218,638	211,773	201,529	199,609
Noncore deposits (1)	121,018	102,733	109,473	102,883	112,812

Total deposits	320,827	321,371	321,246	304,412	312,421
Total borrowings	45,949	38,239	38,307	38,307	38,307
Total shareholders’ equity	39,321	38,697	30,485	29,932	28,790
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$406,308	$400,105	$382,065	$380,403	$366,566
Loans	350,050	340,391	324,721	318,072	301,508
Deposits	324,194	327,293	309,469	309,619	294,755
Equity	38,973	32,184	30,412	29,254	28,646

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,410	$3,560	$3,269	$3,178	$3,027
Provision for loan losses	—	400	—	—	(261)

Net interest income after provision	3,410	3,160	3,269	3,178	3,288
Total noninterest income	355	396	342	913	276
Total noninterest expense	2,978	3,001	3,065	3,056	3,226

Income before taxes	787	555	546	1,035	338
Provision for income taxes	260	(7,500)	—	—	—

Net income	$527	$8,055	$546	$1,035	$338

PER SHARE DATA

Earnings — basic	$.15	$2.35	$.16	$.30	$.10
Earnings — diluted	.15	2.35	.16	.30	.10
Book value	11.47	11.29	8.89	8.73	8.40
Market value, closing price	8.98	8.75	9.45	9.26	11.50

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.13%	.92%	1.49%	1.53%	.91%
Nonperforming assets/total assets	1.28	.90	1.30	1.33	.77
Allowance for loan losses/total loans	1.17	1.46	1.45	1.56	1.55
Allowance for loan losses/nonperforming loans	103.42	158.32	97.45	102.32	170.33

PROFITABILITY RATIOS

Return on average assets	.51%	7.99%	.57%	1.10%	.37%
Return on average equity	5.36	99.30	7.20	14.35	4.68
Net interest margin	3.55	3.71	3.60	3.55	3.44
Efficiency ratio	78.02	74.71	83.18	82.39	94.60
Average loans/average deposits	107.98	104.00	104.93	102.73	102.29

CAPITAL ADEQUACY RATIOS

Tier 1 leverage ratio	8.05%	8.03%	7.97%	7.85%	7.85%
Tier 1 capital to risk weighted assets	8.97	9.03	8.85	9.16	8.77
Total capital to risk weighted assets	10.13	10.28	10.10	10.41	10.02
Average equity/average assets	9.59	8.04	7.96	7.69	7.81
Tangible equity/tangible assets, period end	9.59	9.61	7.71	7.92	7.47

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
LOAN PORTFOLIO BALANCES
TRANSACTIONAL ACCOUNT DEPOSITS
NET INTEREST MARGIN
EFFICIENCY RATIO